Exhibit 10.7
                       MANAGEMENT INCENTIVE PLAN
                                   OF
                 INTERNATIONAL MULTIFOODS CORPORATION

         Approved by the Board of Directors of International
                Multifoods Corporation on March 20, 1998

          As Amended and Restated Effective as of March 1, 1998

The purpose of the Management Incentive Plan of International Multifoods Corporation (the "Plan") is to provide incentive and reward to officers and other key management employees of International Multifoods Corporation and its subsidiaries who contribute to the success of the corporate enterprise by their industry, creativity, ability or exceptional service. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

Section 1.  Definitions
For purposes of the Plan, the following terms shall have the meanings set forth below:

"Award Year" means the fiscal year of Multifoods with respect to which a Target Award is established for a Participant.

"Board of Directors" means the Board of Directors of International Multifoods Corporation.

"Change in Control of Multifoods" has the meaning set forth in Section
3.5 hereof.

"Committee" means the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors to administer the Plan.

"Multifoods" means International Multifoods Corporation.

"Participant" means any individual, including any officer, employed on a regular, full-time, salaried basis by Multifoods or any of its subsidiaries, designated by the Committee pursuant to Section 2 hereof.

"Restricted Stock" means shares of common stock, par value $.10 per share, of Multifoods in which incentive compensation may be payable, in whole or in part, pursuant to Section 4 hereof, and which shall be issuable pursuant to, and subject to the terms and conditions of, the 1997 Stock-Based Incentive Plan of International Multifoods Corporation or such other plan of Multifoods which authorizes the issuance of restricted stock.

"Target Award" means the incentive compensation amount established for a Participant pursuant to Section 3 hereof that would be payable if the performance targets are met, subject to such limitations as may apply under the Plan.

Section 2.  Participants

Prior to or within 90 days following the commencement of each Award Year, the Committee shall designate the Participants for such Award Year. If an employee is hired during an Award Year, the Committee may designate such employee as a Participant for the remaining portion of the Award Year provided such designation is made within 90 days following the date of hire.

Section 3.  Determination of Incentive Awards

3.1 Performance Based Awards. The Participants for an Award Year shall be eligible to receive an award of incentive compensation upon the attainment of performance targets selected by the Committee that are established based upon measures of "economic value added" ("EVA(R)") reflecting net operating profits after taxes less a capital charge with such adjustments as are deemed appropriate by the Committee. Any such performance targets shall be designated by the Committee prior to or within 90 days following the commencement of each Award Year and may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The Committee, in the exercise of its discretion, shall determine, as a percentage of base annual salary, the amount of the Target Award for each Participant, and the performance targets that must be met as a condition to an award of incentive compensation equal to the Target Award or an award of incentive compensation less than or greater than the Target Award. The Committee, in the exercise of its discretion, also may establish an incentive bank in the name of each Participant which shall be credited or charged in such manner as is deemed appropriate by the Committee in the event performance exceeds or falls short of the performance targets, with the incentive compensation payable in subsequent Award Years adjusted in such manner as is deemed appropriate by the Committee to account for the positive or negative balance in the incentive bank of the Participant. For purposes of this
Section 3.1, the term "base annual salary" means the base annual salary paid by Multifoods and its subsidiaries to an employee for services rendered during the Award Year, exclusive of commissions, fringe benefits, expense allowances, incentive compensation and other similar payments or benefits, but inclusive of amounts contributed from base annual salary by means of salary reduction to the Supplemental Deferred Compensation Plan of International Multifoods Corporation, the Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation or to the Multifoods Flexible Spending Account Plan (or any other plan maintained by Multifoods or a subsidiary of Multifoods that is intended to qualify under Sections 125 or 401(k) of the Code).

3.2 Maximum Amount of Awards. The total amount of the incentive compensation awarded to a Participant pursuant to the Plan for any Award Year shall not exceed $2,500,000, and any incentive compensation that would otherwise have been awarded but for such limit shall be forfeited by the Participant and shall not be added to the incentive bank of the Participant or otherwise serve to increase the amount of the incentive compensation awarded to the Participant in any subsequent Award Year.

3.3       Entitlements.  Unless the Committee determines otherwise,

(a) the designation of a Participant by the Committee and/or the establishment of a Target Award or performance targets as a condition to payment of incentive compensation (i) shall not be deemed to be the grant of incentive compensation, and (ii) shall not entitle the Participant to any amount under the Plan, and

(b) incentive compensation shall be deemed to be granted to a Participant following completion of the Award Year upon written certification by the Committee that all performance targets to be met as a condition to payment of incentive compensation have been met.

3.4 Continued Employment Required. Unless the Committee determines otherwise, as a condition to receiving the payment of incentive compensation, a Participant must continue in the employ of Multifoods or a subsidiary of Multifoods as of the date that payment of the incentive compensation is authorized by the Committee. If a Participant continues in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year but does not continue in the employ of Multifoods or a subsidiary of Multifoods on the date that payment of the incentive compensation is authorized by the Committee for such Award Year as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive the incentive compensation which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the date that payment of such incentive compensation is authorized by the Committee. If a Participant does not continue in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive any positive balance standing in his or her incentive bank as of the date of termination of employment and/or a prorata portion (through the date of termination of employment) of the Target Award or incentive compensation which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the last day of the Award Year.

3.5 Change in Control. Notwithstanding anything to the contrary contained in this Plan, following a Change in Control of Multifoods, each Participant shall be entitled to the following immediate payment:

(a) If the Change in Control of Multifoods occurs during the first six months of the Award Year, 100% of the amount of the Target Award of the Participant for the Award Year in which the Change in Control of Multifoods occurs, plus 100% of the balance (if positive) of any incentive bank maintained in the name of the Participant;

(b) If the Change in Control of Multifoods occurs during the last six months of the Award Year, 100% of the incentive compensation which would have otherwise been paid to the Participant for the full Award Year in which the Change in Control of Multifoods occurs, such amount to be determined based upon the greater of the following:

(i)       the Target Award of the Participant for the Award Year; or

(ii) an amount determined based upon the anticipated results relating to the performance objectives to be met as a condition to payment of incentive compensation to the Participant for the Award Year;

plus 100% of the balance (if positive) of any incentive bank maintained in the name of the Participant.

For purposes of the Plan, the term "Change in Control of Multifoods" means any one of the following:

(a) the acquisition by any individual, entity or group or (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Multifoods (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Multifoods, (ii) any acquisition by Multifoods, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
(i), (ii) and (iii) of subsection (c) of this definition; or

(b) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d) approval by the shareholders of Multifoods of a complete liquidation or dissolution of Multifoods.

3.6 Payment Form. The Committee, in the exercise of its discretion, shall also determine whether any incentive compensation shall be paid in a lump sum or in installments in equal or varying amounts over a period of not more than five years. Lump sum awards shall be paid to the Participant as soon as administratively practicable after the close of the applicable Award Year. In the case of installment awards, the first installment shall be paid as soon as administratively practicable after the close of the applicable Award Year, and the remaining installments shall be paid at the times and in the amounts determined by the Committee. All remaining installments shall be retained by Multifoods, pending payment thereof. Amounts so retained shall be treated by Multifoods as if they were the property of Multifoods for all purposes, and the only liability of Multifoods therefor shall be to pay cash installments to the Participant when and as they become due in accordance with the Plan. Unless the Committee determines otherwise, Multifoods shall not be liable for any interest on any amounts so retained.

3.7 Forfeitures. Unless the Committee determines otherwise, if incentive compensation is being paid in installments to a Participant and the Participant voluntarily terminates his or her employment, he or she shall forfeit any remaining unpaid installments; provided, that when the Committee determines it would serve the best interests of Multifoods and its subsidiaries, the Committee may waive the forfeiture in whole or in part. In addition, the Committee may accelerate payment of unpaid installments. In the event of termination of employment resulting from death, disability or retirement, the installments which remain unpaid at that time will be paid to the Participant in the same manner as if he or she were still employed, or, in the event of his or her death, in the same manner as if he or she were still living. The Committee, in its discretion, may accelerate such payments in such cases. For purposes of this Section 3, a "retirement" will be deemed to have occurred if the Participant terminates employment after satisfying such age and/or service requirements as are imposed on the receipt of an early or normal retirement benefit with respect to a grandfathered participant under the Multifoods Pension Equity Plan.

3.8 Reduction in Awards. The Committee is authorized at any time during or after an Award Year, in its sole and absolute discretion, to reduce or eliminate the incentive compensation awarded to any Participant for any reason. No reduction in the incentive compensation awarded or paid to any Participant shall increase the amount of the incentive compensation payable to any other Participant.

Section 4.  Payment of Incentive Compensation

All incentive compensation shall be payable in cash or in Restricted Stock, or both, as determined in the sole discretion of the Committee.

Section 5.  Powers of Committee

The Committee shall have full power and authority to interpret and administer the Plan. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

Section 6.  Extension, Amendment or Termination

The Board of Directors shall have the power to suspend or discontinue the Plan, in whole or in part, at any time, and, from time to time, to extend, modify, amend or revise the Plan in such respects as the Board of Directors, by resolution, may deem advisable. The fact that a director is, has been, or will be, a Participant in the Plan shall not disqualify him or her from voting as a director for or against a suspension, discontinuance, extension, modification, amendment or revision of the Plan or any part thereof.

Section 7.  No Right to Continued Employment

Nothing in the Plan or the establishment of any Target Award or payment of any incentive compensation shall be interpreted to confer upon the Participant any right with respect to continuance of employment by Multifoods or any subsidiary of Multifoods, nor shall the Plan or the establishment of any Target Award or payment of any incentive compensation interfere in any way with the right of Multifoods or any subsidiary of Multifoods to terminate the employment of the Participant at any time.